Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High, Vice President of Investor Relations
303-604-3924

DMC GLOBAL REPORTS SECOND QUARTER FINANCIAL RESULTS

•	Consolidated second quarter sales were $111.0 million, up 11% sequentially and 37% versus Q2 2018

•	Gross margin was 38%, up from 36% in Q1 2019 and 33% in Q2 2018

•	Operating income was $24.7 million versus $10.2 million in Q2 2018

•	Net income was $17.2 million, or $1.15 per diluted share; adjusted net income* was $17.6 million, or $1.17 per diluted share

•	Adjusted EBITDA* of $29.0 million was up 21% sequentially and 108% versus Q2 2018

•	Return on invested capital* increases to 30%

BROOMFIELD, Colo. - July 25, 2019 - DMC Global Inc. (Nasdaq: BOOM) today reported financial results for its second quarter ended June 30, 2019.

Consolidated sales were a record $111.0 million, up 37% versus the second quarter of 2018 and up 11% sequentially. The growth was driven by stronger than forecasted sales at both DynaEnergetics, DMC’s oilfield products business, and NobelClad, the Company’s composite metals business.

Second quarter gross margin was 38% versus 33% in the 2018 second quarter and 36% in the 2019 first quarter. The increase was principally due to a more favorable product mix and improved manufacturing and supply chain efficiencies at DynaEnergetics.

Operating income was $24.7 million, up 141% from $10.2 million in the 2018 second quarter. Net income was $17.2 million, or $1.15 per diluted share, versus $6.4 million, or $0.43 per diluted share, in last year’s second quarter.

Adjusted operating income* was $25.0 million, and excludes $324,000 in restructuring expenses at NobelClad. Adjusted net income was $17.6 million, or $1.17 per diluted share.

Second quarter adjusted EBITDA was $29.0 million, up 108% from $13.9 million in the 2018 second quarter, and a 21% sequential increase versus $23.9 million reported in this year’s first quarter.

Net debt* (total debt less cash and cash equivalents) at June 30, 2019, was $21.0 million, down from $28.5 million at March 31, 2019 and $28.0 million at December 31, 2018.

DynaEnergetics
Second quarter sales at DynaEnergetics were a record $88.6 million, up 50% from the 2018 second quarter and 11% sequentially. Gross margin was 41%, up from 37% in last year’s second quarter and 39% in the first quarter. Operating income was $26.8 million versus $12.2 million in the comparable year-ago quarter. Adjusted EBITDA was $28.5 million versus $13.8 million in last year’s second quarter.

NobelClad
NobelClad reported second-quarter sales of $22.3 million, up 1% versus the 2018 second quarter and up 10% sequentially. Gross margin was 26%, up from 23% in the 2018 second quarter and flat compared to this year’s first quarter. Operating income was $1.9 million versus $1.7 million in the year-ago second quarter. Excluding restructuring charges, adjusted operating income was $2.2 million versus $1.9 million in the year-ago second quarter. Adjusted EBITDA was $3.1 million versus $2.7 million in last year’s second quarter.

NobelClad’s trailing 12-month book-to-bill ratio at the end of the second quarter was 1.01. Order backlog was $38.8 million versus $40.5 million at the end of the first quarter.

Six-month results
Consolidated sales for the six-month period were $211.1 million, up 42% versus the same period a year ago. Gross margin was 37% versus 33% in the 2018 six-month period. Operating income was $45.1 million versus $15.5 million in last year’s six-month period, which included $3.1 million in accrued anti-dumping penalties. Net income for the period was $32.4 million, or $2.17 per diluted share, versus $10.3 million, or $0.69 per diluted share, in the same period a year ago.

Six-month adjusted operating income was $45.5 million and adjusted net income was $32.8 million, or $2.20 per diluted share. Adjusted EBITDA was $52.9 million versus $25.6 million in last year’s six-month period.

DynaEnergetics
Six-month sales at DynaEnergetics were $168.5 million, up 56% from $108.0 million, in last year’s six-month period. Operating income was $49.9 million versus $20.9 million in the comparable year-ago period. Adjusted EBITDA was $53.0 million versus $27.2 million in last year’s six-month period.

NobelClad
NobelClad reported six-month sales of $42.6 million, up 6% from $40.2 million at the six-month mark last year. Operating income was $3.8 million versus $1.7 million in the comparable year-ago period, while adjusted EBITDA was $5.8 million versus $3.7 million.

Management Commentary
“Both DynaEnergetics and NobelClad exceeded their second quarter financial forecasts and continued to execute well on their 2019 business plans,” said Kevin Longe, president and CEO. “DynaEnergetics further extended its product offering and added several new customers for its intrinsically safe initiating systems (IS2™) and its family of DynaStage® (DS) Factory-Assembled, Performance-Assured™ perforating systems.

“The safety features of the IS2 product family remain a critical point of differentiation versus other detonating components in the market,” Longe added. “Our solid-state IS2 systems do not contain internal wiring and require a digital signal from a control panel at surface to fire, making them immune to stray voltage and current. Although several companies have incorporated addressable switches into their perforating guns, we believe these devices are universally wired to resistorized detonators, which are more sensitive to electrical interference and increased failure. This distinction has growing relevance as our industry addresses increased electromagnetic interference, including from electric frac fleets utilizing generators that can produce more than 30 megawatts of power. We believe prudent operators will ultimately require their service companies to deploy solid-state integrated initiating systems that have been proven to be intrinsically safe.”

Longe said, “DynaEnergetics’ broad portfolio of IS2 products, performance charges, and packaging options enable customers to select from thousands of configurations of DS Factory-Assembled, Performance-Assured perforating systems.”

DynaEnergetics introduced two new models to its DS product family during the second quarter. DS Trinity™ 3.5 is currently in field trials and is a smaller-diameter version of the DS Trinity™ 4.0, which was introduced in the first quarter. DS Trinity 3.5 features three charges on a single plane within a 7-inch long carrier, and does not require detonating cord or a connecting sub. A second new system, DS NLine™, enables the operator to align at surface the charges of multiple guns, and then orient the gun string downhole to fire in a pre-determined direction.

Longe continued, “The NobelClad team delivered another quarter of strong contribution margins and made additional progress in its effort to expand NobelClad’s composite-metal solutions and end-market applications.

“I am very pleased with the progress DMC and its businesses made during the first half of 2019. In addition to our commercial and operational achievements, we reported a 12-month return on invested capital of 30%. I would like to thank our customers for their continued support, and our employees around the world for their innovative thinking, outstanding execution, and dedication to DMC’s success.”

Guidance
Michael Kuta, CFO, said third quarter sales are expected in a range of $96 million to $102 million versus the $87.9 million in the 2018 third quarter. At the business level, DynaEnergetics is expected to report sales in a range of $76 million to $80 million versus $66.3 million reported in last year’s third quarter. NobelClad’s sales are expected to be in the range of $20 million to $22 million versus $21.6 million reported in the 2018 third quarter.

Consolidated gross margin is expected to be in the 35.5% to 36.5% range versus 34% reported in the year-ago third quarter. The sequential decline versus the 38% reported in this year’s second quarter reflects unfavorable fixed manufacturing overhead absorption from lower sales at DynaEnergetics and a less favorable project mix in the second half at NobelClad.

Third quarter selling, general and administrative (SG&A) expense is expected to be approximately $17.5 million versus SG&A of $15.1 million in last year’s third quarter. Amortization expense is expected to be approximately $400,000 versus $769,000 in the third quarter last year, while interest expense is expected to be approximately $400,000.

Adjusted EBITDA is expected in a range of $20 million to $24 million versus $17.2 million in last year’s third quarter.

Kuta said due to widespread industry uncertainty regarding near-term well completion activity, management is lowering its prior full-year top-line sales forecasts, but is maintaining its prior forecast for adjusted EBITDA and is increasing the lower end of its range for anticipated adjusted net income per share. Sales are now expected in a range of $400 million to $415 million versus the $326.4 million reported in 2018. Sales at DynaEnergetics are expected in a range of $315 million to $325 million versus the $237.4 million reported in 2018, while NobelClad’s sales are expected to be in a range of $85 million to $90 million versus the $89.0 million in 2018 and up from a prior forecast of $80 million to $85 million. Gross margin is expected in a range of 36% to 37% versus the 34% reported in 2018, and the prior forecast of 35%. The increase reflects the Company’s continued focus on enhancing manufacturing efficiencies and achieving product margins that reflect the value of its technologies.

Kuta said full-year SG&A should be approximately $64 million to $67 million versus the $61.2 million reported in 2018. The increase relates to higher expected spending on sales and marketing programs at both DynaEnergetics and NobelClad. Anticipated amortization expense remains at approximately $1.6 million versus the $2.9 million reported in 2018.

Anticipated interest expense in 2019 is expected to be approximately $1.5 million, and the expected effective tax rate for 2019 is still approximately 30%, which reflects a higher expected rate in the second half of the year primarily due to geographic sales mix.

Adjusted EBITDA is expected in a range of $90 million to $100 million, up from 2018 adjusted EBITDA of $59.6 million. Full-year adjusted net income per share is expected in a range of $3.55 to $3.70 versus the $2.07 reported in fiscal 2018.

Anticipated capital expenditures in 2019 are expected to be in the range of $30 million.

Conference call information
Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain). The call is available live via the Internet at: https://www.investornetwork.com/event/presentation/50089, or by dialing 877-407-0778 (201-689-8565 for international callers). No passcode is necessary. Webcast participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available through August 1, 2019, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Conference ID #50089.

*Use of Non-GAAP Financial Measures
Adjusted EBITDA, adjusted operating income, adjusted net income, adjusted diluted earnings per share, net debt, and return on invested capital (ROIC) are non-GAAP (generally accepted accounting principles) financial measures used by management to measure operating performance and liquidity. Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). Adjusted operating income is defined as operating income plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Adjusted net income is defined as net income plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Adjusted diluted earnings per share is defined as diluted earnings per share plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Net debt is defined as total debt less cash and cash equivalents. ROIC is based on Bloomberg Finance's most recent calculation methodology and is computed as trailing 12-month net operating profit after tax divided by average invested capital, where average of invested capital is calculated based on the average of invested capital for the current period and invested capital for the same period a year ago. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses adjusted EBITDA in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. As a result, internal management reports used during monthly operating reviews feature adjusted EBITDA measures. Management believes that investors may find this non-GAAP financial measure useful for similar reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. In addition, management incentive awards are based, in part, on the amount of adjusted EBITDA achieved during relevant periods. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to adjusted EBITDA is required by the lenders under DMC’s credit facility.

Net debt is used by management to supplement GAAP financial information and evaluate DMC’s performance, and management believes this information may be similarly useful to investors. Adjusted operating income, adjusted net income and adjusted diluted earnings per share are presented because management believes these measures are useful to understand the effects of restructuring and impairment charges on DMC’s operating income, net income and diluted earnings per share, respectively. ROIC is used by management as one measure of the effectiveness of DMC’s use of capital in its operations, and management believes it may be of similar usefulness to investors.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes, restructuring and impairment charges). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC’s ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About DMC
Based in Broomfield, Colorado, DMC operates in two sectors: oilfield products and services, and industrial infrastructure. The oilfield products and services sector is served by DynaEnergetics, an international developer, manufacturer and marketer of advanced explosive systems used to perforate oil and gas wells. The industrial infrastructure sector is served by DMC’s NobelClad business, the world’s largest manufacturer of explosion-welded clad metal plates, which are used to fabricate capital equipment utilized within various process industries and other industrial sectors. For more information, visit the Company’s website at: http://www.dmcglobal.com.

###

Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including third quarter and full-year 2019 guidance on sales and gross margin, SG&A, litigation expense, amortization expenses, earnings per share, adjusted EBITDA, interest expense, and our effective tax rate, and expectations regarding the development of industry preferences for solid state integrated initiating systems. Such statements and information are based on numerous assumptions regarding present and future business strategies, the markets in which we operate, anticipated costs and ability to achieve goals. Forward-looking information and statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results and performance to be materially different from those expressed or implied by such forward-looking information and statements, including but not limited to: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; changes to customer orders; product pricing and margins, fluctuations in customer demand; our ability to successfully execute and capitalize upon growth opportunities; the success of DynaEnergetics’ product and technology development initiatives; fluctuations in foreign currencies; fluctuations in tariffs and quotas; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in our SEC reports, including the annual report on Form 10-K for the year ended December 31, 2018. We do not undertake any obligation to release public revisions to any forward-looking statement, including, without limitation, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended			Change
	Jun 30, 2019	Mar 31, 2019	Jun 30, 2018	Sequential	Year-on-year
NET SALES	$110,954	$100,135	$80,915	11%	37%
COST OF PRODUCTS SOLD	68,881	63,730	54,140	8%	27%
Gross profit	42,073	36,405	26,775	16%	57%
Gross profit percentage	37.9%	36.4%	33.1%
COSTS AND EXPENSES:
General and administrative expenses	9,460	9,168	9,743	3%	-3%
Selling and distribution expenses	7,239	6,309	5,795	15%	25%
Amortization of purchased intangible assets	397	398	791	—%	-50%
Restructuring expenses, net	324	78	217	315%	49%
Total costs and expenses	17,420	15,953	16,546	9%	5%
OPERATING INCOME	24,653	20,452	10,229	21%	141%
OTHER INCOME (EXPENSE):
Other income (expense), net	343	(21)	(327)	1,733%	205%
Interest expense, net	(409)	(373)	(136)	-10%	-201%
INCOME BEFORE INCOME TAXES	24,587	20,058	9,766	23%	152%
INCOME TAX PROVISION	7,343	4,888	3,394	50%	116%
NET INCOME	17,244	15,170	6,372	14%	171%
NET INCOME PER SHARE
Basic	$1.17	$1.02	$0.43	15%	172%
Diluted	$1.15	$1.01	$0.43	14%	167%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	14,647,019	14,606,052	14,534,016	—%	1%
Diluted	14,899,987	14,671,689	14,534,016	2%	3%
DIVIDENDS DECLARED PER COMMON SHARE	$0.02	$0.02	$0.02

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Six months ended		Change
	Jun 30, 2019	Jun 30, 2018	Year-on-year
NET SALES	$211,089	$148,228	42%
COST OF PRODUCTS SOLD	132,611	98,700	34%
Gross profit	78,478	49,528	58%
Gross profit percentage	37.2%	33.4%
COSTS AND EXPENSES:
General and administrative expenses	18,628	17,920	4%
Selling and distribution expenses	13,548	11,007	23%
Amortization of purchased intangible assets	795	1,596	-50%
Restructuring expenses, net	402	361	11%
Anti-dumping duty penalties	—	3,103	-100%
Total costs and expenses	33,373	33,987	-2%
OPERATING INCOME	45,105	15,541	190%
OTHER INCOME (EXPENSE):
Other income (expense), net	322	(704)	146%
Interest expense, net	(782)	(601)	-30%
INCOME BEFORE INCOME TAXES	44,645	14,236	214%
INCOME TAX PROVISION	12,231	3,944	210%
NET INCOME	32,414	10,292	215%
NET INCOME PER SHARE
Basic	$2.20	$0.69	219%
Diluted	$2.17	$0.69	214%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	14,624,718	14,491,569	1%
Diluted	14,849,816	14,491,569	2%
DIVIDENDS DECLARED PER COMMON SHARE	$0.04	$0.04

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

DynaEnergetics

	Three months ended			Change
	Jun 30, 2019	Mar 31, 2019	Jun 30, 2018	Sequential	Year-on-year
Net sales	$88,628	$79,836	$58,899	11%	50%
Gross profit	36,341	31,232	21,748	16%	67%
Gross profit percentage	41.0%	39.1%	36.9%
COSTS AND EXPENSES:
General and administrative expenses	4,591	3,722	5,120	23%	-10%
Selling and distribution expenses	4,637	4,099	3,711	13%	25%
Amortization of purchased intangible assets	300	301	689	—%	-56%
Operating income	26,813	23,110	12,228	16%	119%
Adjusted EBITDA	$28,532	$24,509	$13,803	16%	107%

	Six months ended		Change
	Jun 30, 2019	Jun 30, 2018	Year-on-year
Net sales	$168,464	$108,020	56%
Gross profit	67,573	41,375	63%
Gross profit percentage	40.1%	38.3%
COSTS AND EXPENSES:
General and administrative expenses	8,313	8,964	-7%
Selling and distribution expenses	8,736	6,971	25%
Amortization of purchased intangible assets	601	1,389	-57%
Anti-dumping duty penalties	—	3,103	-100%
Operating income	49,923	20,948	138%
Adjusted EBITDA	$53,041	$27,185	95%

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

NobelClad

	Three months ended			Change
	Jun 30, 2019	Mar 31, 2019	Jun 30, 2018	Sequential	Year-on-year
Net sales	$22,326	$20,299	$22,016	10%	1%
Gross profit	5,884	5,360	5,120	10%	15%
Gross profit percentage	26.4%	26.4%	23.3%
COSTS AND EXPENSES:
General and administrative expenses	1,102	1,244	1,135	-11%	-3%
Selling and distribution expenses	2,438	2,111	1,963	15%	24%
Amortization of purchased intangible assets	97	97	102	—%	-5%
Restructuring expenses, net	324	78	217	315%	49%
Operating income	1,923	1,830	1,703	5%	13%
Adjusted EBITDA	$3,082	$2,705	$2,737	14%	13%

	Six months ended		Change
	Jun 30, 2019	Jun 30, 2018	Year-on-year
Net sales	$42,625	$40,208	6%
Gross profit	11,244	8,312	35%
Gross profit percentage	26.4%	20.7%
COSTS AND EXPENSES:
General and administrative expenses	2,346	2,215	6%
Selling and distribution expenses	4,549	3,838	19%
Amortization of purchased intangible assets	194	207	-6%
Restructuring expenses, net	402	361	11%
Operating income	3,753	1,691	122%
Adjusted EBITDA	$5,787	$3,685	57%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)

				Change
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sequential	From year-end
	(unaudited)	(unaudited)
ASSETS

Cash and cash equivalents	$14,881	$14,874	$13,375	—%	11%
Accounts receivable, net	76,800	73,252	59,709	5%	29%
Inventory, net	59,980	50,851	51,074	18%	17%
Other current assets	6,650	7,015	8,058	-5%	-17%

Total current assets	158,311	145,992	132,216	8%	20%

Property, plant and equipment, net	105,232	99,911	95,140	5%	11%
Purchased intangible assets, net	7,375	7,882	8,589	-6%	-14%
Other long-term assets	14,266	12,321	4,473	16%	219%

Total assets	$285,184	$266,106	$240,418	7%	19%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$36,179	$29,747	$24,243	22%	49%
Accrued anti-dumping penalties	—	8,000	8,000	-100%	-100%
Contract liabilities	2,076	2,490	1,140	-17%	82%
Dividend payable	299	299	295	—%	1%
Accrued income taxes	9,419	5,367	9,545	75%	-1%
Current portion of long-term debt	3,125	3,125	3,125	—%	—%
Other current liabilities	19,234	17,895	18,217	7%	6%

Total current liabilities	70,332	66,923	64,565	5%	9%

Long-term debt	32,744	40,239	38,230	-19%	-14%
Deferred tax liabilities	458	880	379	-48%	21%
Other long-term liabilities	18,149	9,153	2,958	98%	514%
Stockholders’ equity	163,501	148,911	134,286	10%	22%

Total liabilities and stockholders’ equity	$285,184	$266,106	$240,418	7%	19%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Three months ended
	Jun 30, 2019	Mar 31, 2019	Jun 30, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$17,244	$15,170	$6,372
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	2,157	1,798	1,601
Amortization of purchased intangible assets	397	398	791
Amortization of deferred debt issuance costs	36	47	34
Stock-based compensation	1,495	1,171	1,084
Deferred income taxes	81	343	341
Loss on disposal of property, plant and equipment	317	—	26
Restructuring expenses	324	78	217
Change in working capital, net	(5,746)	(12,008)	(9,067)
Net cash provided by operating activities	16,305	6,997	1,399
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(9,682)	(6,601)	(10,899)
Proceeds on sale of property, plant and equipment	1,054	204	—
Net cash used in investing activities	(8,628)	(6,397)	(10,899)
CASH FLOWS FROM FINANCING ACTIVITIES:
(Repayments) borrowings on revolving loans, net	(6,749)	2,750	(3,076)
(Repayments) borrowings on capital expenditure facility	(781)	(781)	8,525
Payment of dividends	(300)	(298)	(298)
Payment of deferred debt issuance costs	—	—	(131)
Net proceeds from issuance of common stock	358	—	230
Treasury stock purchases	(103)	(853)	(40)
Net cash provided by (used in) financing activities	(7,575)	818	5,210
EFFECTS OF EXCHANGE RATES ON CASH	(95)	81	151

NET INCREASE IN CASH AND CASH EQUIVALENTS	7	1,499	(4,139)
CASH AND CASH EQUIVALENTS, beginning of the period	14,874	13,375	10,768
CASH AND CASH EQUIVALENTS, end of the period	$14,881	$14,874	$6,629

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Six months ended
	Jun 30, 2019	Jun 30, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$32,414	$10,292
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	3,955	3,171
Amortization of purchased intangible assets	795	1,596
Amortization of deferred debt issuance costs	83	224
Stock-based compensation	2,666	1,792
Deferred income taxes	424	33
Loss on disposal of property, plant and equipment	317	26
Restructuring expenses	402	361
Transition tax liability	—	(268)
Change in working capital, net	(17,754)	(18,806)
Net cash provided by (used in) operating activities	23,302	(1,579)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(16,283)	(16,201)
Proceeds on sale of property, plant and equipment	1,258	—
Net cash used in investing activities	(15,025)	(16,201)
CASH FLOWS FROM FINANCING ACTIVITIES:
(Repayments) borrowings on revolving loans, net	(3,999)	4,822
(Repayments) borrowings on capital expenditure facility	(1,562)	11,803
Payment of dividends	(598)	(593)
Payment of deferred debt issuance costs	—	(131)
Net proceeds from issuance of common stock	358	230
Treasury stock purchases	(956)	(383)
Net cash provided by (used in) financing activities	(6,757)	15,748
EFFECTS OF EXCHANGE RATES ON CASH	(14)	(322)

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,506	(2,354)
CASH AND CASH EQUIVALENTS, beginning of the period	13,375	8,983
CASH AND CASH EQUIVALENTS, end of the period	$14,881	$6,629

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

DMC Global

EBITDA and Adjusted EBITDA

	Three months ended			Change
	Jun 30, 2019	Mar 31, 2019	Jun 30, 2018	Sequential	Year-on-year
Net income	$17,244	$15,170	$6,372	14%	171%
Interest expense, net	409	373	136	10%	201%
Income tax provision	7,343	4,888	3,394	50%	116%
Depreciation	2,157	1,798	1,601	20%	35%
Amortization of purchased intangible assets	397	398	791	—%	-50%

EBITDA	27,550	22,627	12,294	22%	124%
Restructuring expenses, net	324	78	217	315%	49%
Stock-based compensation	1,495	1,171	1,084	28%	38%
Other (income) expense, net	(343)	21	327	-1,733%	-205%
Adjusted EBITDA	$29,026	$23,897	$13,922	21%	108%

	Six months ended
	Jun 30, 2019	Jun 30, 2018	Year-on-year
Net income	$32,414	$10,292	215%
Interest expense, net	782	601	30%
Income tax provision	12,231	3,944	210%
Depreciation	3,955	3,171	25%
Amortization of purchased intangible assets	795	1,596	-50%

EBITDA	50,177	19,604	156%
Restructuring expenses, net	402	361	11%
Accrued anti-dumping penalties	—	3,103	-100%
Stock-based compensation	2,666	1,792	49%
Other (income) expense, net	(322)	704	-146%
Adjusted EBITDA	$52,923	$25,564	107%

Adjusted operating income

	Three months ended			Change
	Jun 30, 2019	Mar 31, 2019	Jun 30, 2018	Sequential	Year-on-year
Operating income, as reported	$24,653	$20,452	$10,229	21%	141%
Restructuring programs:
NobelClad	324	78	217	315%	49%
Adjusted operating income	$24,977	$20,530	$10,446	22%	139%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	Six months ended
	Jun 30, 2019	Jun 30, 2018	Year-on-year
Operating income, as reported	$45,105	$15,541	190%
Restructuring programs:
NobelClad	402	361	11%
Accrued anti-dumping penalties	—	3,103	-100%
Adjusted operating income	$45,507	$19,005	139%

Adjusted Net Income and Adjusted Diluted Earnings per Share

	Three months ended June 30, 2019
	Pretax	Tax	Net	Diluted EPS
Net income, as reported	$24,587	$7,343	$17,244	$1.15
Restructuring programs:
NobelClad	324	—	324	0.02
Adjusted net income	$24,911	$7,343	$17,568	$1.17

	Three months ended March 31, 2019
	Pretax	Tax	Net	Diluted EPS
Net income, as reported	$20,058	$4,888	$15,170	$1.01
Restructuring programs:
NobelClad	78	—	78	0.01
Adjusted net income	$20,136	$4,888	$15,248	$1.02

	Three months ended June 30, 2018
	Pretax	Tax	Net	Diluted EPS
Net income, as reported	$9,766	$3,394	$6,372	$0.43
Restructuring programs:
NobelClad	217	—	217	0.02
Adjusted net income	$9,983	$3,394	$6,589	$0.45

	Six months ended June 30, 2019
	Pretax	Tax	Net	Diluted EPS
Net income, as reported	$44,645	$12,231	$32,414	$2.17
Restructuring programs:
NobelClad	402	—	402	0.03
Adjusted net income	$45,047	$12,231	$32,816	$2.20

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	Six months ended June 30, 2018
	Pretax	Tax	Net	Diluted EPS
Net income, as reported	$14,236	$3,944	$10,292	$0.69
Restructuring programs:
NobelClad	361	—	361	0.03
Accrued anti-dumping duties	3,103	—	3,103	0.22
Adjusted net income	$17,700	$3,944	$13,756	$0.94

Return on Invested Capital

		Three months ended
		Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019
Operating income		10,229	$8,820	$13,063	$20,452	$24,653
Income tax provision (benefit) (1)		3,555	3,396	(2,809)	4,990	7,371
Net operating profit after taxes (NOPAT)		6,674	5,424	15,872	15,462	17,282
Trailing Twelve Months NOPAT					43,432	54,040

	Balances as of
	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019
Allowance for doubtful accounts	1,269	572	490	513	574	428
Deferred tax assets	—	—	—	(4,001)	(3,843)	(3,656)
Deferred tax liabilities	265	606	849	379	880	458
Accrued income taxes	4,603	6,557	9,299	9,545	5,367	9,419
Current portion of long-term debt	—	—	—	3,125	3,125	3,125
Long-term debt	29,350	34,611	41,454	38,230	40,239	32,744
Total stockholders' equity	111,357	114,229	119,390	134,286	148,911	163,501
Total invested capital	146,844	156,575	171,482	182,077	195,253	206,019
Average invested capital					171,049	181,297

Trailing Twelve Months Return on Invested Capital (ROIC)					25%	30%

(1) Tax calculation for NOPAT:
	Three months ended			Twelve months ended	Three months ended
	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019
Income before income taxes	9,766	7,990	12,381	34,607	20,058	24,587
Income tax provision (benefit)	3,394	3,080	(2,890)	4,134	4,888	7,343
Effective tax rate	34.8%	38.5%	(23.3)%	11.9%	24.4%	29.9%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

DynaEnergetics

	Three months ended			Change
	Jun 30, 2019	Mar 31, 2019	Jun 30, 2018	Sequential	Year-on-year
Operating income	$26,813	$23,110	$12,228	16%	119%
Adjustments:
Depreciation	1,419	1,098	886	29%	60%
Amortization of purchased intangibles	300	301	689	—%	-56%
Adjusted EBITDA	$28,532	$24,509	$13,803	16%	107%

	Six months ended		Change
	Jun 30, 2019	Jun 30, 2018	Year-on-year
Operating income	$49,923	$20,948	138%
Adjustments:
Accrued anti-dumping penalties	—	3,103	-100%
Depreciation	2,517	1,745	44%
Amortization of purchased intangibles	601	1,389	-57%
Adjusted EBITDA	$53,041	$27,185	95%

NobelClad

	Three months ended			Change
	Jun 30, 2019	Mar 31, 2019	Jun 30, 2018	Sequential	Year-on-year
Operating income	$1,923	$1,830	$1,703	5%	13%
Adjustments:
Restructuring expenses, net	324	78	217	315%	49%
Depreciation	738	700	715	5%	3%
Amortization of purchased intangibles	97	97	102	—%	-5%
Adjusted EBITDA	$3,082	$2,705	$2,737	14%	13%

	Six months ended
	Jun 30, 2019	Jun 30, 2018	Year-on-year
Operating income	$3,753	$1,691	122%
Adjustments:
Restructuring expenses, net	402	361	11%
Depreciation	1,438	1,426	1%
Amortization of purchased intangibles	194	207	-6%
Adjusted EBITDA	$5,787	$3,685	57%